Exhibit 99.1


                                  MEASUREMENT
                                  SPECIALTIES


Contact:  Frank Guidone, CEO
          (973) 808-3020

          Boutcher & Boutcher Investor Relations
          Aimee Boutcher
          (973) 239-2878

                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------

            MEASUREMENT SPECIALTIES ANNOUNCES SECOND QUARTER RESULTS;
     POSTS NET INCOME OF $1.7 MILLION (PRO FORMA NET INCOME OF $3.6 MILLION)


Fairfield, NJ, November 4, 2003 - Measurement Specialties, Inc. (AMEX: MSS), a designer and manufacturer of sensors and sensor-based consumer products, today reported financial results for its three and six month periods ended September 30, 2003.

The Company reported income from continuing operations for the three months ended September 30, 2003 of $1.7 million, or $0.12 per share (diluted), as compared to a loss of $1.0 million, or a loss of $0.09 per share (diluted), for the same period last year. Pro forma income from continuing operations (which excludes non-cash equity based compensation), increased to $3.6 million in the quarter ended September 30, 2003, or $0.26 per share (diluted), as compared to a loss of $1.0 million for the same period last year, or a loss of $0.09 per share (diluted). For the six months ended September 30, 2003, the Company reported income from continuing operations of $5.4 million, or $0.39 per share (diluted), as compared to a loss of $3.2 million, or a loss of $0.27 per share (diluted) for the same period last year. Pro forma income from continuing operations increased to $7.3 million, or $0.54 per share (diluted) for the six month period ended September 30, 2003, as compared to a loss of $3.2 million, or a loss of $0.27 per share (diluted), for the same period last year. Please refer to the notes and reconciliation's relating to non-GAAP financial measures contained in this press release.

"Excluding the non-cash warrant charge, the second quarter results were generally in line with our expectations and guidance provided at the annual shareholder's meeting in September" commented Frank Guidone, Company CEO. Guidone continued "The decline in net sales over last year is largely a timing issue associated to consumer shipments. We are expecting a strong third quarter, particularly in consumer. Third quarter net sales in the Sensor Division should beat the first quarter sales of $14.8 million, and sales in the Consumer Division - benefiting from the seasonal lift - should exceed $17 million."

Three Months Ended September 30, 2003
-------------------------------------

For the three months ended September 30, 2003, net sales decreased 11.6% to $28.6 million, as compared to $32.3 million for the three months ended September 30, 2002. For the three months ended September 30, 2003, net sales in the Sensors division increased 1.6% to $14.2 million, as compared to $14.0 million for the same period last year. Net sales in the Consumer Products division decreased 21.6% to $14.3 million for the three months ended September 30, 2003, as compared to $18.3 million for the same period last year.

For the three months ended September 30, 2003, gross profit increased $1.6 million to $12.3 million, from $10.7 million for the three months ended September 30, 2002. For the three months ended September 30, 2003, the Company reported gross margin as a percent of sales of 43.1%, as compared to 33.1% for the same period last year. The improvement in gross margin as a percent of sales was largely the result of the implementation of the restructuring plan, improved production planning, and cost control efforts.

Operating expenses were $10.2 million for the three months ended September 30, 2003, as compared to $11.0 million for the same period last year. Included in the operating expenses for the three months ended September 30, 2003 is a $1.8 million non-cash equity based compensation charge, as well as increased accruals associated with the employee profit sharing plan as a result of the company's improved financial performance. For the three months ended September 30, 2002, the Company had incurred approximately $2.5 million in legal and professional fees over the current year levels. In addition, the three months ended September 30, 2002 included restructuring costs of $0.5 million.

Six Months Results
------------------

For the six months ended September 30, 2003, net sales decreased 2.5% to $54.6 million, compared to $56.0 million for the six months ended September 30, 2002. Sensors division sales increased $2.5 million, or 9.3%, to $29.0 million for the six months ended September 30, 2003, from $26.5 million for the same period last year. Consumer Products division sales decreased $3.9 million, or 13.2%, to $25.6 million for the six months ended September 30, 2003 from $29.5 million for the same period last year.

For the six months ended September 30, 2003, gross profit increased $6.3 million, or 33.9% to $24.9 million, from $18.6 million for the same period last year. For the six months ended September 30, 2003, the Company reported gross margin as a percent of sales of 45.6 %, as compared to 33.2 % for the same period last year. The improvement in gross margin as a percent of sales was also largely the result of the implementation of the restructuring plan, improved production planning, and cost control efforts.

Operating expenses for the six months ended September 30, 2003 were $18.7 million, as compared to $20.4 million for the same period last year. Included in the operating expenses for the six months period ended September 30, 2003, is a $1.9 million non-cash equity based compensation charge, as well as increased accruals associated with the employee profit sharing plan as a result of the company's improved financial performance. For the six months ended September 30, 2002, the Company had incurred approximately $3.0 million in legal and professional fees over the current year levels. In addition, the three months ended September 30, 2002 included restructuring costs of $1.1 million.

The fully diluted share count includes the effect of all vested and unvested option shares granted last November under the 1995/1998 MSI Incentive Stock Option Plan, as well as all vested and unvested warrant shares granted under the current CEO's stock compensation plan.


The Company will host an investor conference call on Wednesday, November 5th, at 11 am EST to answer questions regarding the three and six month results reported in our Form 10Q for the three and six months ended September 30, 2003. US dialers: (888) 423-3276; International dialers: (651) 224-7497. Interested parties may also listen via the Internet at: www.vcall.com. The call will be
                                             -------------
available for replay for 30 days through AT&T by dialing 800 475-6701 (US dialers), and for international dialers at 320 365-3844, access code 704604 and on Vcall.

COMPANY CONTACT: FRANK GUIDONE, CEO - 973 808-3020
              Investor/media contact: Aimee Boutcher - 973 239-2878


Non-GAAP Financial Measures
---------------------------

Regulation G, "Conditions for Use of Non-GAAP Financial Measures", promulgated under the Securities Exchange Act of 1934, as amended, define and prescribe the conditions for use of certain non-GAAP financial information. We believe that certain of our financial measures which meet the definition of a non-GAAP financial measure are important supplemental information to investors.

The Company uses pro forma measures of operating income, net income, and basic and diluted earnings per share. These pro forma measures exclude non-cash equity based compensation from the Company's Statement of Operations. The non-cash equity based compensation results from warrants issued to Four Corners Capital Partners LP, a limited partnership of which Mr. Guidone, our Chief Executive Officer, is a principal. Excluding these items is useful for illustrating and explaining operating results and comparisons to prior periods. Non-cash equity based compensation is excluded from our internal operating plans and measurement of financial performance, and we believe this is an important measure for investors to consider in order to better understand the trends in our operating results. However, we do consider the dilutive impact to our investors. These warrants have the same basic attributes of an incentive stock option, for which the Company uses the intrinsic value method allowed for under Financial Accounting Standards Board Statement No. 148. Under the intrinsic value method, there is no charge to the statement of operations. Because of the structure of the arrangement with Mr. Guidone, the Company was not able to issue incentive stock options and, therefore, issued warrants to Four Corners Capital Partners LP. Although the basic attributes of the warrants issued are similar to those of incentive stock options, the intrinsic value method is not acceptable under generally accepted accounting principles for valuing warrants, therefore resulting in the non-cash equity based compensation charge.

These non-GAAP financial measures are used in addition to and in conjunction
with results presented in accordance with GAAP.   These non-GAAP financial
measures should not be relied upon to the exclusion of GAAP financial measures. These non-GAAP financial measures provide an additional way of viewing aspects of our operation that, when viewed with our GAAP results and the accompanying reconciliation's to corresponding GAAP financial measures, provide an understanding of certain factors and trends relating to our business. The Company strongly encourages investors to review our financial statements and publicly filed reports in their entirety and to not rely on any single financial measure.


     Measurement Specialties is a designer and manufacturer of sensors, and sensor-based consumer products. Measurement Specialties produces a wide variety of sensors that use advanced technologies to measure precise ranges of physical characteristics, including pressure, motion, force, displacement, angle, flow, and distance. Measurement Specialties uses multiple advanced technologies, including piezoresistive, application specific integrated circuits (ASICs), micro-electromechanical systems (MEMS), piezopolymers, and strain gages to allow their sensors to operate precisely and cost effectively.

     This release includes forward looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended, including but not limited to, statements regarding non-recurring expenses, and resolution of pending litigation. Forward looking statements may be identified by such words or phases "should", "intends", "expects", "will", "continue", "anticipate", "estimated", "projected", "may", "we believe", "future prospects", or similar expressions. The forward-looking statements above involve a number of risks and uncertainties. Factors that might cause actual results to differ include, but are not limited to, success of any reorganization; ability to raise additional funds; the outcome of the class action lawsuits filed against the Company; the outcome of the current SEC investigation of the Company; conditions in the general economy and in the markets served by the Company; competitive factors, such as price pressures and the potential emergence of rival technologies; interruptions of suppliers' operations affecting availability of component materials at reasonable prices; timely development and market acceptance, and warranty performance of new products; success in integrating prior acquisitions; changes in product mix, costs and yields, fluctuations in foreign currency exchange rates; uncertainties related to doing business in Hong Kong and China; and the risk factors listed from time to time in the Company's SEC reports. The Company from time-to-time considers acquiring or disposing of business or product lines. Forward-looking statements do not include the impact of acquisitions or dispositions of assets, which could affect results in the near term. Actual results may differ materially. The Company assumes no obligation to update the information in this issue.

                                         MEASUREMENT SPECIALTIES, INC
                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                          (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)
                                                  (UNAUDITED)


                                                                FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                                 ENDED SEPTEMBER 30,         ENDED SEPTEMBER 30,
                                                             ------------------------------------------------------
                                                                 2003          2002          2003          2002
                                                             ------------------------------------------------------
Net sales                                                    $     28,559  $    32,300   $    54,600   $    56,025
Cost of goods sold                                                 16,252       21,624        29,704        37,432
                                                             ------------------------------------------------------
       Gross profit                                                12,307       10,676        24,896        18,593
                                                             ------------------------------------------------------

Operating expenses (income):
  Selling, general and administrative                               7,508        9,749        15,002        17,801
  Non-cash equity based compensation                                1,835            -         1,908             -
  Research and development                                            854          765         1,760         1,791
  Customer funded development                                           -          (70)            -          (346)
  Restructuring costs                                                   -          530             -         1,123
                                                             ------------------------------------------------------
     Total operating expenses                                      10,197       10,974        18,670        20,369
                                                             ------------------------------------------------------
        Operating income (loss)                                     2,110         (298)        6,226        (1,776)

  Interest expense, net                                               135          626           300         1,346
  Gain on sale of Wafer Fab                                             -         (109)            -          (109)
  Other expense (income)                                                2          192            (6)          143
                                                             ------------------------------------------------------
Income (loss) from continuing operations before income tax          1,973       (1,007)        5,932        (3,156)
       Income tax                                                     258            -           546            18
                                                             ------------------------------------------------------
Income (loss) from continuing operations                            1,715       (1,007)        5,386        (3,174)
                                                             ------------------------------------------------------
Discontinued operations:
     Income (loss) from discontinued units                              -         (374)          112        (3,910)
     Gain on sale of Terraillon                                         -          340             -           340
                                                             ------------------------------------------------------
       Income (loss) from discontinued units                            -          (34)          112        (3,570)
                                                             ------------------------------------------------------
Net income (loss)                                            $      1,715  $    (1,041)  $     5,498   $    (6,744)
                                                             ======================================================

Income (loss) per common share - Basic
   Income (loss) from continuing operations                  $       0.14  $     (0.09)  $      0.44   $     (0.27)
   Income (loss) from discontinued units                                -            -          0.01         (0.30)
                                                             ------------------------------------------------------
         Net income (loss)                                   $       0.14  $     (0.09)  $      0.45   $     (0.57)
                                                             ======================================================

Income (loss) per common share - Diluted
   Income (loss) from continuing operations                  $       0.12  $     (0.09)  $      0.39   $     (0.27)
   Income (loss) from discontinued units                                -            -          0.01         (0.30)
                                                             ------------------------------------------------------
         Net income (loss)                                   $       0.12  $     (0.09)  $      0.40   $     (0.57)
                                                             ======================================================

Weighted average shares outstanding - Basic                    12,349,546   11,912,958    12,151,050    11,906,025
                                                             ======================================================

Weighted average shares outstanding - Diluted                  13,844,523   11,912,958    13,587,597    11,906,025
                                                             ======================================================

                                   MEASUREMENT SPECIALTIES, INC.
                               CONDENSED CONSOLIDATED BALANCE SHEETS
                                       (DOLLARS IN THOUSANDS)
                                             (UNAUDITED)


                                                                        SEPTEMBER 30,    MARCH 31,
                                                                            2003           2003
                                                                       ---------------  -----------

ASSETS

CURRENT ASSETS:
  Cash and cash equivalents                                            $        3,442   $    2,694
  Accounts receivable, trade, net of allowance for doubtful
   accounts of $451, and $1,038 respectively                                   12,861       10,549
  Inventories                                                                  14,566       14,275
  Prepaid expenses and other current assets                                     2,362        1,885
                                                                       ---------------  -----------
    Total current assets                                                       33,231       29,403
                                                                       ---------------  -----------

PROPERTY AND EQUIPMENT, NET                                                    11,128       11,818
                                                                       ---------------  -----------

OTHER ASSETS:
  Goodwill                                                                      4,191        4,191
  Other assets                                                                    611          756
                                                                       ---------------  -----------
                                                                                4,802        4,947
                                                                       ---------------  -----------
    Total assets                                                       $       49,161   $   46,168
                                                                       ===============  ===========

LIABILITIES  AND  SHAREHOLDERS'  EQUITY

CURRENT LIABILITIES:
  Current portion of long-term debt                                    $            -   $    3,260
  Accounts payable                                                             11,855        9,846
  Accrued compensation                                                          2,491        1,207
  Accrued expenses and other current liabilities                                5,287        5,744
  Accrued litigation expenses                                                     750        3,550
                                                                       ---------------  -----------
    Total current liabilities                                                  20,383       23,607

OTHER LIABILITIES:
  Long-term debt-related party                                                      -        2,000
  Other liabilities                                                             1,656        1,615
                                                                       ---------------  -----------
    Total liabilities                                                          22,039       27,222
                                                                       ---------------  -----------

SHAREHOLDERS' EQUITY
  Serial preferred stock; 221,756 shares authorized; none outstanding
  Common stock, no par; 20,000,000 shares authorized; 12,363,891
and
    11,922,958 shares issued and outstanding, respectively                      5,502        5,502
  Additional paid-in capital                                                   45,905       43,197
  Accumulated deficit                                                         (24,185)     (29,683)
  Accumulated other comprehensive loss                                           (100)         (70)
                                                                       ---------------  -----------
           Total shareholders' equity                                          27,122       18,946
                                                                       ---------------  -----------
                                                                       $       49,161   $   46,168
                                                                       ===============  ===========

PRO FORMA RESULTS (IN THOUSANDS, EXCEPT PER SHARE DATA)

The following table shows the Company's pro forma results reconciled to the Generally Accepted Accounting Principles ("GAAP") Consolidated Statements of Operations. The Company's pro forma results do not include non- cash equity based compensation.

                                                           FOR THE THREE MONTHS         FOR THE SIX MONTHS
                                                            ENDED SEPTEMBER 30,        ENDED SEPTEMBER 30,
                                                        ----------------------------------------------------
                                                           2003          2002         2003          2002
                                                        ----------------------------------------------------
Income (loss) from continuing operations                $     1,715  $    (1,007)  $     5,386  $    (3,174)
Non-cash equity based compensation                            1,835            -         1,908            -
                                                        ----------------------------------------------------
Pro forma Income (loss) from continuing operations      $     3,550  $    (1,007)  $     7,294  $    (3,174)
                                                        ====================================================

Net income (loss)                                       $     1,715  $    (1,041)  $     5,498  $    (6,744)
Non-cash equity based compensation                            1,835            -         1,908            -
                                                        ----------------------------------------------------
Pro forma Net Income                                    $     3,550  $    (1,041)  $     7,406  $    (6,744)
                                                        ====================================================

Pro forma Income (loss) per common share - Basic
   Pro forma Income (loss) from continuing operations   $      0.29  $     (0.09)  $      0.60  $     (0.27)
   Income (loss) from discontinued units                          -            -          0.01        (0.30)
                                                        ----------------------------------------------------
         Pro forma Net income (loss)                    $      0.29  $     (0.09)  $      0.61  $     (0.57)
                                                        ====================================================

Pro forma Income (loss) per common share - Diluted
   Pro forma Income (loss) from continuing operations   $      0.26  $     (0.09)  $      0.54  $     (0.27)
   Income (loss) from discontinued units                          -            -          0.01        (0.30)
                                                        ----------------------------------------------------
         Pro forma Net income (loss)                    $      0.26  $     (0.09)  $      0.55  $     (0.57)
                                                        ====================================================

Weighted average shares outstanding - Basic              12,349,546   11,912,958    12,151,050   11,906,025
                                                        ====================================================

Weighted average shares outstanding - Diluted            13,844,523   11,912,958    13,587,597   11,906,025
                                                        ====================================================